CERTIFICATE OF INCORPORATION



                            I hereby certify that

                            MICRO EXPRESS LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.



Given under my hand this Twenty-seventh day of December One Thousand Nine Hundred and Eighty- five.




-----------------------------------
p. Registrar General

(Registrar of Companies) Hong Kong

                             COMPANIES ORDINANCE
                                 (CHAPTER 32)
                         CERTIFICATE OF INCORPORATION
                              ON CHANGE OF NAME






                            I hereby certify that

                            MICRO EXPRESS LIMITED

having by special resolution changed its name, is now incorporated under the name of

                         INFORNET INVESTMENT LIMITED

                  Issued by the undersigned on 18 July 1997.






MISS H. CHANG

for registrar of Companies Hong Kong

                                  MEMORANDUM

                                     AND

                           ARTICLES OF ASSOCIATION

                                      OF

                         Infornet Investment Limited






                 (Name changed on the 18th day of July, 1997)

                 Incorporated the 27th day of December, 1985.

                                  HONG KONG

Reg. No.163530

                     THE COMPANIES ORDINANCE (CHAPTER 32)
                              SPECIAL RESOLUTION
                                      OF

                            MICRO EXPRESS LIMITED

                     Passed on the 9th day or July, 1997.

By a written resolution of all the members of the Company pursant to Section 116B of the Companies Ordinance dated the 9th day of July, 1997, the following resolution was passed as a Special Resolution

"THAT the name of the Company be changed to Infornet Investment Limited"


-------------------------             ----------------------------
Raoul Noel TSAKOK                     Francoise TSAKOK

being all the members for the time being of the Company

No-163530

                                    (COPY)
                         CERTIFICATE OF INCORPORATION
                            I HEREBY CERTIFY that
                            MICRO. EXPRESS LIMITED
is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

  Given under my hand this Twenty-Seventh day of December One Thousand Nine Hundred and Eighty- five

                               (Sd.) J. ALMEIDA
                             P. Registrar General
                           (Registrar of Companies)
                                  Hong Kong.

                     THE COMPANIES ORDINANCE (Chapter 32)

                      Private Company Limited by Shares

                          MEMORANDUM OF ASSOCIATION

                                      OF

                         Infornet Investment Limited

                 (Name changed on the 18th day of July, 1997)

1. The name of the Company is "Infornet Investment Limited"

2. The registered office of the Company will be situate in Hong Kong:

3. The objects for which the Company is established are:

      (1) To carry on all, or any one or more, of the following businesses in all or any of their various aspects:

          (a) the business of a holding and/or investment company in any part or the world;

          (b) general trading, importing, exporting, buying, selling and dealing in goods, materials, substances, articles and merchandise of all kinds in, from and to any part of the world, whether as principal or as agent;

          (c) investing, developing, dealing in and/or managing real estate or interests therein in any part of the world;

          (d)  manufacturing,   processing   and/or  extracting  or  taking
goods, materials, substances, articles and merchandise of all kinds in any part of the world;

          (e) owning, operating, chartering and/or managing ships, vehicles an and/or aircraft in any part of the world;

          (f) providing services of any kind, Financial or otherwise, in, from and to any Part or the world;

          (g)   acting   as   agents,   managers,   brokers,   advisers   and.
consultants in any part of the world.

(2) To carry on any other business of any nature whatsoever which may stern to the Directors to be capable of being conveniently carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorized or to be expedient with a view to rendering profitable or more profitable any of the Company's assets or utilizing its know how or expertise.

(3) To purchase or otherwise acquire and hold for any estate or interest any real or personal property or assets or any concessions, licences, grants, patents, trade marks, copy or other exclusive or non-exclusive rights of any kind and to develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds or research work.

(4) To build, construct, pull down, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control buildings, structures or facilities of all kinds, whether for the purpose of the Company or for sale, letting or hire to or in return for any consideration from any company, firm or person, and to contribute to or assist in or carry out any pail of any such operation.

(5) To undertake and execute any (rusts the undertaking -whereof may seem desirable and to undertake the office of or act as executor, administrator, director, treasurer, accountant, secretary, registrar, custodian, depository or nominee or in such other capacity as the Directors may from time to time think fit.

(6) To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or commodities or other investments of any nature whatsoever (whether or not income-producing), and any options or rights in respect thereof, and to buy and sell foreign exchange.

(7)  To  amalgamate  or  enter  into   partnership   or  any  joint  venture  or
profit-sharing arrangement of other association with any company, firm of person.

(8) To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm or person carrying on any business which the Company is authorized to carry an or possessed of any property suitable for the purposes of the Company.

(9) To promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company.

(10) To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description.

(11) To advance, lend or give credit to or deposit money with any company, firm or person on such terms as may be thought fit and with or without security.

(12) To guarantee or eve indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the
Company,  or  by  all  or  any  such  methods,   and  whether  with  or  without
consideration, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities, of, and otherwise to support and assist, any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a subsidiary or holding company of the Company or another subsidiary of any such holding company or is otherwise allied to or associated with the Company or any such subsidiary or holding company in business or otherwise, but so that nothing in this paragraph shall authorize the carrying on by the Company of an insurance business and so that (without prejudice to the construction of any other paragraph hereof) this paragraph shall be construed both as a separate and independent object of the Company and as a power ancillary to the other objects of the Company.

(13) To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company, but so that nothing in this paragraph shall authorize the carrying on by the Company of an insurance business.

(14) To subscribe or guarantee money for any charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

(15) To procure the registration or incorporation of the Company in Dr under the laws of any territory outside Hong Kong.

(16) To draw. make accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

(17) To carry on in Hong Kong or elsewhere the business of hotel, restaurant, cafe, tavern, beerhouse, refreshment room, billiard table and lodging house-keepers, shopkeepers, shop-owners, house-owners, publicans, licensed victuallers, importers, and manufacturers of and dealers in aerated, mineral and artificial waters, and other drinks, purveyors, caterers for public amusements, generally farmers, dairymen, ice merchants, importers and brokers of food, live and dead stock, and colonial and foreign produce or all descriptions, bakers and manufacturers of and dealers in bread, flour, biscuits and farinaceous compounds and materials of every description, confectioners, butchers, milk sellers, butter sellers, grocers, poulterers and greengrocers, hair-dressers, perfumers, chemists, proprietors of clubs, baths, dressing rooms, laundries, reading, writing, refreshment and newspaper rooms, libraries, grounds and places of amusement, recreation, sport, entertainment and instructions of all kinds of tobacco and cigar merchants, agents for railway and shipping companies and carriers, theatrical and opera box office proprietors, entrepreneurs and general agents and any other business which the Company may now or at any future lime consider can be conveniently carried on in connection with its business.

(18) To sell, lease, grant. licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects or the Company or any part thereof for such consideration as may be thought fit, and in particular for shares or other securities, whether fully or partly paid up.

(19) To establish and maintain Of contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving a donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any company which is or was at any relevant time a subsidiary or holding company of the Company or another subsidiary of any such holding company or is otherwise allied to or associated with the Company or any such subsidiary or holding company, or who are or were at any time directors or officers or the Company or of any such other company, and the wives, widows families and dependents or any such individuals; to establish and subsidize or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit. any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons.

(20) To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or of any other subsidiary of its holding company, or by or for the benefit of such other persons as may for the time being be permitted by law. or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies, and (so far as for the time bring permitted by law) to tend money to or to trustees for the Company's employees (other than directors) with a view to enabling them to acquire shares in the Company or its holding company.

(21) To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorized and consent required by law.

(22) To apply for, promote and obtain any statute, order, regulation or other authorization or enactment which may seem calculated directly or indirectly to benefit the Company, and to oppose any bills. proceedings or applications which may seem calculated or likely directly or indirectly to prejudice the Company's interests.

(23) To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

(24) To do all such other things as may be considered to be incidental or conducive to the attainment of any of the objects and the exercise of any of the powers of the Company.

And it is hereby declared that:

(a) the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company, and

(b) the Company shall in addition have the powers set forth in the Seventh Schedule to the Companies Ordinance (Chapter 32 or the Laws of Hong Kong) except to the extent, if at all, that they are inconsistent with any of the foregoing paragraphs of This Clause.

4. The liability of the members is limited

5. The share capital of the Company is HK$IO,000.00 divided into 10,000 shares of HK$ 1.00 each.


                     THE COMPANIES ORDINANCE (Chapter 32)

                      Private Company Limited by Shares

                           ARTICLES OF ASSOCIATION

                                      OF

                         Infornet Investment Limited
                 (Name changed on the 18th day of July, 1997)

                                 PRELIMINARY

1. The regulations in Table A in the First Schedule to the Companies Ordinance- (Chapter 32) shall not apply to the Company,

2. In these Articles (if not inconsistent with the subject or Context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

"the Statutes" the Companies Ordinance (Chapter 32) as amended from time to time and every other ordinance for the time being in force concerning companies and affecting the Company.

"these Articles"             these Articles of Association as from time to time
                altered or added to in accordance with the Statutes and these Articles,


We the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite- to our respective names:

       Names, Addresses and Descriptions               Number of Shares
       of Subscribers.                                 taken by each
                                                       Subscriber.
      For and on behalf of
      Rivot limited                                           One
      By KWOK ON SANG, Director
      9th Floor, Bank of East Asia Building,
      10 Des Voeux Road Central,
      Hong Kong.

      Corporation

      For and on behalf of
      Gay Hussar Company Limited                             One
      By KWOK ON SANG, Director
      9th Floor, Bank of East Asia Building,
      10 Des Voeux Road Central,
      Hong Kong

      Corporation.

      Total Number of Shares Taken                          Two

Dated the 6th day of December, 1985

WITNESS to the above signatures:

                            (SD.) JENNIFER CHEUNG
                                  Solicitor,
                        9/F., Bank of East Asia Bldg.,
                         10, Des Voeux Road Central,
                                  Hong Kong.


"Office" the registered office of the Company for the time being.

"Seal"          the Common Seal of the Company.

"Securities Seal" an official teat kept by the Company pursuant to Section 73A of the Companies Ordinance.

"month"         calendar month.

"Year"          calendar year.

'In writing"    written or produced by any substitute for writing or
                partly one and partly another

"paid"          paid or credited as paid.

The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholders'.

The expression "Secretary" shall include arty person appointed by the Directors to perform any of the duties of the Secretary and where two, or more persons are appointed to act as Joint Secretaries shall include any One Or those persons.

Ali such or the provisions of these Articles as are applicable to paid-up shares shall apply to stock. and the words "share" and "shareholder" shall be construed accordingly.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time bring in force.

Subject as aforesaid any words or expressions defined in the Statutes shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

                               PRIVATE COMPANY

3. The Company is a private company and accordingly:

(a) the right to transfer shares in the Company shall be restricted in the manner Provided by these Articles; and

(b) the number of members of the Company (not including persons who are in the employment of the Company and persons who, having been formerly in the employment of the Company, were while in that employment, and have continued after the determination of that employment to be, members of the Company) is limited to fifty; provided that, where two or more persons hold one or more shares in the Company jointly, they shall, for the purposes or this paragraph, be treated as a single member; and

(c) no imitation shall be made to the public to subscribe for my shares or debentures of the Company; and

(d) the Company shall not have power to issue share warrants to bearer.

                             VARIATION OF RIGHT'S

4. Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the, shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him. The foregoing provisions of this Article &hall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

5. The special rights attached to any class of shares having preferential rights shall not, unless otherwise expressly provided by the terms of issue thereof, be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto.

                         ALTERATION OF SHARE CAPITAL

6. The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

7. The Company may by Ordinary Resolution;

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

(c) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that

(i) in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(ii) the resolution whereby any share is sub-divided may determine that, is between the holders of the shares resulting from such sub-division, one or mom of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

8. The Company may by Special Resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner and with and subject to any incident authorized and consent required by law.

                                    SHARES

9. Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions whether as regards dividend, return or capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the. holder are liable, to be redeemed.

10. Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in general meeting passed Pursuant thereto, all unissued shares shall be at the disposal of the
Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

11. The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. Such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares in the capital of the Company or partly In one way and partly in the other. The Company may also on any Issue of shares pay such brokerage as may be lawful .

12. The Directors may accord to the allottee of any share a right, upon and subject to such terms and conditions as the Directors may think fit to impose, to effect a renunciation thereof in favour of some other person at any time after the allotment of the share but before any person has been entered in the Register of Members as the holder thereof and may at any such time recognize such a renunciation.

13. Except as requited by law, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize any equitable, contingent, future or partial Interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other not in respect of any share, except an absolute right to the entirety thereof in the registered holder.

                              SHARE CERTIFICATES

14. Every share certificate shall be issued under the Sea] (or under a Securities Seal or, in the case of shares on a branch register, an Official seal for use in the relevant territory) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of More than one class.

15. In the case of a share held jointly by several persons the Company shall not be bound to issue more than one certificate therefore and delivery of a certificate to one of joint holders shall be sufficient delivery to all.

16. Any person (subject as aforesaid) whose name is entered in the Register of Members as a member in respect or any shares of any one class upon the issue or transfer thereof shall be entitled without payment to a certificate therefor or, on payment (if the Directors shall so require) of HKSS or such smaller sum as the Directors shall determine for each additional certificate, to several certificates each for one or more such shares (in the case or issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case or a transfer of fully paid shares) within twenty-one days after lodgement of a transfer or (in the case of a transfer of partly paid shares) within two months after lodgement of a transfer.

17. Where some only of the shares comprised in a share certificate are transferred, the old certificate shall be cancelled and a new certificate for the balance or such shares issued in lieu without charge.

18. (A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of HKSS or such smaller skim as the Directors shall determine.

      (B) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant member upon request subject, to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

      (C) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.


                               CALLS ON SHARES

19. Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) but subject always to the terms of issue of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed and may be made payable by installments.

20. Each member shall (subject to receiving at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The join( holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be reduced or revoked or in whole or in part postponed as The Directors may determine.

21. Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of issue of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all the relevant provisions or these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply his if such sum had become payable by virtue of a call duly made and notified.

22. The Directors may on the issue or shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

23. If a sum called in respect of a share is not paid before or on the day appointed for payment, thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

24. The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance or calls shall extinguish pro tanro the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 20 per cent, per annum) as the member paying such sum and the Directors may agree.

                             FORFEITURE AND LIEN

25. If a member fails to pay in full any call or installment of a call on the due date for payment thereof, the Directors may at any time thereafter serve a notice in writing on him requiring payment of so much of the call or installment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

26. The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares an which the call has been made will be liable to be forfeited.

27. If the requirements of any such notice as aforesaid art not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

28. A share so forfeited or surrendered shall become the Property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be canceled on such terms as the Directors think fit. The Directors may, if necessary, authorize some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

29. A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares but shall notwithstanding the forfeiture or surrender remain liable to pay to tile Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 15 per cent per annum) (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance fox the value of the shares at the time forfeiture or surrender or waive payment in whole or in part.

30. The Company shall have a first and paramount lien on every snare (not being 2 fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Company shall also have a first and paramount lien on every share (whether or not a fully paid share) standing registered in the of a member (whether or not jointly with other members) for all the debts and liabilities of such member or his estate to the Company whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the period for the payment or discharge of the same shall, have actually arrived not and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article. The Company's lien on any share shall extend to all dividends payable thereon but unpaid.

31. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice or intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

32. The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debts or liabilities in respect whereof the lien exists so far as the same are then payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser.

33. A statutory declamation in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a sold note and transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed or shall (subject to any required transfer being presented duly stamped) be registered as the holder of the share and shall in any event not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, tale, re-allotment or disposal of the share.

                              TRANSFER OF SHARES

34. All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and by or- on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

35. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares. The Register of Members shall not be closed for more than thirty days in any year.

36. The Directors may in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (whether or not fully paid shares). If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferor and the transferee notice of the refusal.

37. Without limiting the generality of the last preceding Article the Directors may decline to recognize any instrument of transfer unless the instrument of transfer is in respect of only one class of share and is lodged at the Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

38. All instruments of transfer which are registered may be retained by the Company.

39. No fee shall be charged by the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

40. The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been canceled it any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duty and properly made and every Instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing tip on the Company any liability in respect of the destruction of any such document earher than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c) references herein to the destruction or any document include references to the disposal thereof in any manner.

                            TRANSMISSION OF SHARES

41. In case of the death of a member, the survivors at survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether a sole or a joint holder) from any liability in respect of any share held by him.

42. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration or transfers of shares shall be applicable to any such notice of transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice. or transfer were a transfer executed by such member.

43. Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be "entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled In respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect. of the share.

                                    STOCK

44. The Company may from time to time by Ordinary Resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination. If and whenever any unissued shares of any class in the capital of the Company for the time bring shall have been issued and be fully paid and at that time the shares of that class previously issued stand converted into stock such further shares upon being fully paid and ranking pari passu in all respects with the shares representing such stock shall ipso facto be converted into stock transferable in the same units as the existing stock of that class.

45. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances will permit, provided that:

(a) the Directors may from time to time, if they think fit, fix the minimum amount of stock transferable, and direct that fractions of a dollar or of any other sum shall not be dealt with power, nevertheless, at their discretion, to waive such stipulations in any particular case: and

(b) the minimum amount of stock transferable shall not exceed the nominal amount or the shares from which the stock arose.

46. The stock shall confer on the holders thereof respectively the same privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings of the Company and other matters as would have been conferred by the shares from which the stock arose, but so that none of such privileges or advantages (except participation in dividends and profits of the Company and in assets an a winding up) shall be conferred by an amount of the stock which would not, if existing in shares, have conferred such privileges or advantages.

                               GENERAL MEETINGS

47. An Annual General Meeting shall be held not more than eighteen months after the incorporation of the Company and subsequently once in every year, at such time (within a period or not more than fifteen months after the holding of the last preceding Annual General Meeting, if any) and place as may be determined by the Directors. All other general meetings shall be called Extraordinary General Meetings.

48. The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.

                          NOTICE OF GENERAL MEETINGS

49. An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution shall be called by twenty-one days notice in writing at the least and any other Extraordinary General Meeting by fourteen days notice in writing at the least. The period of notice shall in each case, be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members entitled to attend and vote at the meeting, provided that:

(a) a general meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

(i) in the case of a meeting called as the Annual General Meeting, by all the members entitled to attend and vote thereat; and

(ii) in the case or any other meeting, by a majority in number of the members having a right to attend and vote at the meeting being a majority together holding not less than 95 per cent In nominal value of the shares giving that right; and

(b) the accidental omission to give notice of a general meeting to or the non-receipt of notice of a general meeting by any person entitled thereto shall not. invalidate the proceedings at that general meeting.

50. (A) Every notice calling a general meeting shall specify the place and the day and time of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

      (B) In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

      (C) In the use of any general meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business.; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.

51. For the purposes or the last preceding Article routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say

(a)        declaring dividends;

(b)        receiving  and/or  adapting  the  accounts.   the  reports  of  the
Directors and Auditors and other documents required to be attached or annexed to the accounts:

(c) appointing or re-appointing Directors to fill vacancies arising at the meeting On retirement;

(d)        appointing the Auditors,

(e) fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed.

                       PROCEEDINGS AT GENERAL MEETINGS

52. The Chairman or the Directors, failing whom the Deputy Chairman, shall preside as chairman at a general meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither he present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

53. No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

54. If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the chairman of the meeting may determine and In the latter case not less than seven days notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. At the adjourned meeting any one member present in person or by proxy and entitled to vote shall be a quorum.

55. The chairman of any General Meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting) adjourn the Meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the day, time and place for the adjourned meeting shall be fixed by the Directors. Not less than seven days notice of the adjourned meeting shall be given in like manner as in the case of the original meeting.

56. Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

57. If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the, substantiate resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution no amendment thereto (other than a where clerical amendment to correct a patent error) may in any event be considered or voted upon.

                                    VOTING

58. At any General Meeting a resolution put to the vote of the meeting shall be decided or) a show of hands unless a poll is therefore or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or by any member present in person or by Proxy and entitled to vote.

59. A demand for a poll may be withdrawn only with the approval of the meeting. Unless a poll is required a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect In the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is required, it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded The chairman of the meeting may (and if to directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place, day and time fixed by film for the purpose of declaring the result of the poll.

60. No chairman of any meeting shall have a second or casting vote.

61. A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

                                VOTING RIGHTS

62. Subject to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of Shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which be is the holder.

63. In the case of joint holders of a Share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members In respect of the share.

64. Where in Hong Kong or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs; of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

65. No member shall. unless the Directors otherwise determine, be entitled in respect of shares held by him to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

66. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

67. On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use a his votes or cast all the votes he uses in the same way.

                                   PROXIES

68. A member may in respect or any shares held by him attend try proxy any general meeting which he is entitled to attend in person and, on a poll but not otherwise, vote by proxy on any resolution at any such meeting on which he would, if present in person, otherwise be entitled to vote in respect of such shares. A proxy need not be a member of the Company.

69. An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:

(a) in the case of an individual shall be signed by the appointor or his attorney; and

(b) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duty authorized officer of the corporation in the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorized to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

70. An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, and failing previous registration with the Company, the power of attorney or a certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice converting the meeting (or, if no place is so specified, at the Office) at least twenty-four hours before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting of adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the Secretary or the chairman of the meeting on the day and at the place, but before the start, of the meeting or adjourned meeting or poll. An instrument of proxy shall not be treated as valid until such delivery shall have been effected. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered (or the purposes of any subsequent meeting to which it relates).

71. An instrument appointing a proxy shall be deemed to include the fight to demand or join in demanding a poll, and the same right to speak at the meeting as the appointor has in respect of the relevant shareholding

72. A vote cast by proxy shall not be invalidated by the previous death or insanity of the appointor or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office at lust twenty-four hours before, or by the Secretary or the chairman of the meeting an the day and at the place, but before the start, of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the lime appointed for the taking of the poll at which the vote is cast.

73. Anything which under these Articles a member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

                    CORPORATIONS ACTING BY REPRESENTATIVES

74. Any corporation which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks flit to act as its representative at any meeting of the Company of or any class of members of the Company. The person so authorized shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member or the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorized is present thereat.

                             WRITTEN RESOLUTIONS

75. A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or an behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Articles, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a Special Resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign, and where the resolution states a date as being the date of his signature thereof by any member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant members.

                                  DIRECTORS

76. Subject as hereinafter provided the Directors shall not be less than two in number and there shall be no maximum number of Directors.

77. A Director shall not be required to hold any shares of the Company by way or qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings and a Director who is not a member of any class of members of the Company shall nevertheless be entitled to attend and speak at a meeting of that class.

78. The ordinary remuneration of the Directors shall from time to time be determined by an Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he shall have held office.

79. Any Director who holds any executive office or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

80. The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or general meetings or meetings of any class of members of the Company or otherwise in or about the business or the Company.

81. The Directors shall have power to pay and agree to pay pensions or ocher retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex Director and for the purpose or providing any such pensions or other benefits to con tribute to any scheme or fund or to pay premiums.

82. A Director may be party to, or in any way interested in, any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested mid he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such cast as aforesaid (save as otherwise agreed) he may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof.

83. (A) The Directors may from time to Lime appoint one or Mine of their body to be the holder of any executive office (including where considered appropriate, the office of executive Chairman or Deputy Chairmany on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular ease, may at any time revoke any such appointment.

      (B) The appointment of any Director to the office or Chairman or Deputy Chairman (whether or not executive) or Managing or Joint Managing Director or Deputy Managing Director or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

      (C) The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under Which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

84. The Directors may from time to time appoint any person to an office or employment having a designation or title including the word "Director" or attach to any existing office or employment with the Company such a designation or title. The inclusion of the word "Director" in the designation or title of any office or employment with the Company (other than the office of Managing Director or Joint Managing Director or Deputy Managing Director or Assistant Managing Director) shall not imply that the holder thereof is a Director of the Company nor shall such holder thereby be empowered in any respect to act as a Director of the Company or be deemed to be a Director for any or the purposes of these Articles.

               APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

85. (A) The first Directors. to be appointed shall be appointed in writing by the subscribers to the Memorandum of Association

      (B) The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director

      (C) Without prejudice to (B) above the Directors shall have power at any time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but no such appointment shall be made except with the consent of a majority of the Directors

86. The office of a Director shall be vacated in any of the following events, each of which shall, without prejudice to the creation or a casual vacancy in any other manner, for the purposes of these Articles be regarded as creating a casual vacancy, namely:

(a) if he shall become, prohibited by law from acting as it Director or shall cease to be qualified under these Articles to act as a Director;

(b) if he shall resign by notice In writing signed by him and lodged at the Office or if he shall by notice In writing signed by him offer to resign and the Directors shall resolve to accept such offer, and so that in either such case the office of Director shall be vacated with effect from the date and/or time of or (if later) specified in such notice or offer or, if none, from the date on which it is so lodged or, as the case may be, accepted;

(c) if he shall have a receiving order made against him or shall make any arrangement or composition with his creditors generally;

(d) if in Hong Kong or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment or a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(e) if, without leave, he is absent from meetings of the Directors for six consecutive months and the Directors resolve that his office be vacated;

(f) if he shall be removed from office by notice in writing served upon him signed by all his coDirectors being two or more in number), but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an art of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company;

(g) if he shall be removed from office by Special Resolution in accordance with the Statutes.

87. Without prejudice and in addition to the last two preceding Articles, the holder or holders of not less than 90 per cent in aggregate nominal amount or the issued shares for the time being carrying the unrestricted right to vote at a general meeting of the Company may appoint any person to be a Director either to fill a casual vacancy or as an additional Director and to remove from office any Director howsoever appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member of members making the same or, in the cast of a corporation, signed on its behalf by a director or the secretary thereof or by its duly appointed attorney or duly authorized representative, and shall take effect upon lodgment at the Office. Such an instrument may consist of several documents in the like form. each signed by or on behalf of one or More persons.

                             ALTERNATE DIRECTORS

88. (A) Any Director may with the approval of the Directors at any time by notice in writing signed by him and lodged at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such approval shaft not be unreasonably withheld, and shall be deemed to have been even in the case of the appointment of another Director, or a person who is for the time being approved and appointed as an alternate Director or another Director. Unless previously so approved such appointment shall have effect only upon and subject to being so approved, The holder or holders of not less than 90 per cent in aggregate nominal amount of the issued shares for the time being carrying the unrestricted right to vote at a general meeting of the Company may by the like notice (but without the need of any such approval) appoint, and terminate the appointment of, any alternate Director of any Director, and in such a case the Director in respect of whom the alternate Director is appointed shall for the purposes of this Article be regarded as the appointor of that alternate Director. In the case of a corporation any such notice may be signed on its behalf by a director or the secretary thereof or by its duly appointed attorney Or duly authorized representative.

      (B) The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office and if his appointor ceases to be a Director.

      (C) An alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled to receive mid waive notices of meetings of the Directors and of any committee of the Directors of which has appointor is a member and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meeting to Perform all functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he, (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more thin one Director, he shall be counted in the quorum separately in respect or himself (if a Director) and In respect of each Director for whom he Is an alternate (but so that nothing In this provision shall enable a meeting to be constituted when only one person is physically present) and his voting rights shall be cumulative and he need not use all his votes or cast all the votes he uses in the same way. His signature to any resolution in writing of the Directors or of any such committee shall be as effective as the signature of his appointor. An alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he deemed to be a Director for the purposes of these Articles.

      (D) An alternate Director shall be entitled to contract and be interested in and benefit from contracts Or arrangements and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but, he shall not be entitled to receive from the Company in respect of his appointment as Alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

                    MEETINGS AND PROCEEDINGS OF DIRECTORS

89. Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director rnay, and the Secretary on the requisition or a Director shall, summon a meeting of the Directors. Notice of a meeting of the Directors shall be given to all Directors, and may be given in any manner, including in writing or by cable or telex or facsimile transmission or by telephone or otherwise orally. Any Director may waive notice of any meeting and any such waiver may be retroactive.

90. The quorum necessary For the transaction of the business of the Directors shall be two. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

91. Questions arising at any meeting of the Directors shall be determined by a majority of votes. No chairman of any meeting shall have a second or casting vote.

92. The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company, in such manner in all respects as they think fit, including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company.

93. (A) A Director who is in any way, whether directly or indirectly, materially interested in a contract, arrangement or transaction or proposed contract, arrangement or transaction with the Company and which is of significance in relation to the Company's business shall declare the nature of his interest at the earhest meeting of the Directors at which it is practicable for him to do so, in accordance with the Statutes. A general notice to the Directors by a Director stating that, by reason of facts specified in the notice, he is to be regarded as interested in contracts, arrangement; or transactions or proposed contracts, arrangements or transactions of any description which may subsequently be made or contemplated by the Company shall be deemed for the purposes of this Article to be a sufficient declaration of his interest, so far as attributable to those facts, in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction of that description which may subsequently be made or contemplated by the Company, but no such general notice shall have effect in relation to any contract, arrangement or transaction or proposed contract, arrangement or transaction unless it is given before the date on which the question of entering Into the same is first taken into consideration on behalf of the Company.

      (B) A Director may vote in respect of any contract, arrangement or transaction or proposed contract, arrangement or transaction notwithstanding that he may be interested therein and if he does so, his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any, such contract, arrangement or transaction or proposed contract, arrangement or transaction shall come before t he meeting for consideration provided that he has, where relevant, first disclosed his interest in accordance with paragraph
(A) of this Article.

      (C) If any question shall arise at any meeting as to the materiality of a Director's interest or the significance of a contract, arrangement or transaction or proposed contract, arrangement or transaction or as to the entitlement of any Director to vote or form part of a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except In a case where the nature or extent of the interests of the Director concerned as known to such Director have not been fairly disclosed.

      (D) The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorized by reason or a contravention of this Article.

94. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning general meetings but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

95. (A) The Directors may elect from. their number a Chairman and a Deputy Chairman (or two or more Deputy Chairmen) and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

      B) It at any, time there is more than one Deputy Chairman the right. in the absence of the Chairman to preside at a meeting of the Directors or the company shall be determined as between the Deputy Chairmen present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors.

96. A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by all the Directors shall be as effective as a resolution duly passed at a meeting of the Directors and may consist of several documents in the like form each signed by one or more Directors.

97. The Directors may delegate any of their powers or discretions to committees consisting or one or more Directors and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorize the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number or co-opted members shall be less than one-half of the total number or members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

98. The meetings and proceedings of any committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last proceeding Article.

99. All acts done by any meeting of Directors, or of any committee, or by any person acting as a Director or as a member or any committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, of were not entitled to vote, or form part of a quorum, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote and form part of a quorum.


100. Where a Director is a corporation, it may vote and in all other respects act as a Director (a) by any of its directors or (b) by its other representative duly authorized by resolution of its directors or other governing body.

                             POWERS OF DIRECTORS

101. The business and affairs of the Company shall be managed by the Directors, who may, subject to the Statutes and these Articles, exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in general meeting, The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

102. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration's, and may delegate to any local board. manager or agent any or the powers, authorities and discretions vested in the Directors, with power to subdelegate, and may authorize the members of any local boards, or any of them, to fill any, vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

103. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers. authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorize any such attorney to sub-delegate all or a any of the powers, authorities and discretions vested In him.

104. The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may, from time to time revoke, withdraw, alter or vary all or any of such powers.

                               BRANCH REGISTERS

105. Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

                                  SECRETARY

106. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract or service between him and the Company. If thought fit tow or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Assistant Secretaries.

                                   CHEQUES

107. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

                                   THE SEAL

108. (A) The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorized by the Directors in that behalf.

      (B) Subject to (C) below every instrument to which the Seal shall be affixed shall be signed autographically by;

                     (i)  any one Director; or

                    (ii) any one or more other persons authorized for the purpose by the Directors,

      and where any instrument to which the Seal is affixed is so signed the Seal shall, as regards all persons dealing in good faith with the Company, be deemed to have been affixed to that instrument with the authority of the Directors.

      (C) Without prejudice to (D) below, as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or any of them shall be dispensed with or affixed by some method or system of mechanical signature.

      (D) Any Securities Seal shall only be used for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities shall not require to be signed.

109. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

                         AUTHENTICATION OF DOCUMENTS

110. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom at true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                                   RESERVES

111. The Directors may from time to time set aside out of the profits of do Company and carry to reserve such sums is they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts. of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits.

                                  DIVIDENDS

112. The Company may by Ordinary Resolution declare but no such dividend shall exceed the amount recommended by the Directors.

113. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

114. Unless and to the extent that the rights attached to any regular shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any Shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share In advance of calls shall be treated as paid on the share.

115. No dividend shall be paid otherwise than cut of profits available for distribution.

116. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

117. (A) The Directors may retain any dividend or other moneys payable on as in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debt, liabilities or engagements in respect of which the lien exists.

      (B) The Directors may retain the dividends payable upon shares in respect of which any person is, under the provisions as to the transmission of shares contained in these Articles, entitled to become a member, or which any person is tinder those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

118. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period or six years from the date of declaration or (in the case of an interim dividend) payment of such dividend shall be forfeited and shall revert to the Company.

119. The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates or may aggregate fractional entitlements and sell the same for the benefit of the Company, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

120. Any dividend or other moneys payable in cash an be in respect of a share way be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct. Every such cheque at warrant shall be made payable to the order of the person to whom It is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment or the cheque or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of [he person entitled to the money represented thereby.

121. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence or the death or bankruptcy of the holder, any one or them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

122. Any resolution declaring or resolving upon the payment of a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors. may specify that the same shall be payable to the persons registered as the holders of such shares at the close or business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect or such dividend of transferors and transferees of any such shares.

                    CAPITALIZATION OF PROFITS AND RESERVES

123. The Directors may, with the sanction or an Ordinary Resolution of the Company, capitalize any sum standing to the credit of any of the Company's reserve accounts (including any share premium account, capital redemption reserve or other undistribulable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of Ordinary Shares on the Register of Members at the close-of business on the date of the relevant Ordinary Resolution (or such other date as may be specified therein or determined as therein provided) in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way or dividend on the Ordinary Shares and applying such sum on their behalf either in or towards paying tip any amounts for the time being unpaid on any share; held by such holders respectively or in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any, other class, or debentures of the Company) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportions aforesaid, or partly in one way and partly in another or others, provided that any sum standing to the credit of any share premium account, capital redemption reserve or other undistributable reserve of the Company may, for the purposes of this Article, only be applied in the paying up of otherwise unissued shares to be issued as non-redeemable bonus shares. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalization, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitle are disregarded or the benefit thereof accrues to the Company rather than to the members concerned or to some members rather than to others). The Directors may authorize any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. For the purposes of this Article, where all the shares in issue or agreed to be issued me shares or a single class, they shall be considered Ordinary Shares.

                                   ACCOUNTS

124. Accounting records sufficient to show and explain the Company's transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by law or ordered by a court or competent jurisdiction or authorized by the Directors.

125. A copy of every balance sheet and profit and loss account which is to be laid before the Company in general meeting (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles, provided that this Article shall not require a copy of these documents to be, sent to more Than one of joint holders or to any person of whose address the Company is not aware, but any member or debenture holder to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

                                   AUDITORS

 126. Subject to the provision s of the Statutes, all acts d one by any person acting as an auditor of the Company shall, as regards all persons dealing in good faith with the Company, be valid, not withstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

127. An auditor or the Company shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part or the business of the meeting which concerns Him as auditor.

128. Any notice from the Company to a member shall be given in writing or by cable, telex or facsimile transmission message and any such notice and (where appropriate) any other document may be served or delivered by the Company on or to any member either personally or by sending it through the post in a prepaid envelope addressed to such member at his registered address as appearing in the Register of Members or at any other address supplied by him to the Company for the giving of notice to him or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number supplied by him to the Company for the giving of notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the notice being duly received by the member.

129. All notices required to be given to members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.

130. Any notice or other document:

(a) if served or delivered by post, shall be sent airmail where appropriate and shall be deemed to have been served or delivered at the time when the envelope containing the same is put into the post; in proving such service or delivery it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company that the envelope containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof: and

(b) if served or delivered in any other manner contemplated by these Articles, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be at the time of the relevant despatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company as to the fact and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof.

131. Any notice or document delivered or sent by post to, or left at, the registered address of any member or any other address supplied by him to the Company for the giving of notice to him shall, if such member be then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served on his legal personal representatives.

132. Every person who, by operation of law, transfer, transmission, or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect or such share which, previously to his name and address being entered in the Register of Members as the registered holder of such share, shall have been duly given to the person from whom he derives the title to such share.

                                  WINDING UP

133. The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

134. If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets or the Company and whether or not the assets shall consist of property of one kind or shall consist or properties of different kinds, and may for such purpose, set such value as he, deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different clams of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the, like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

                                  INDEMNITY

135. Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer, and every auditor, of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee or auditor of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any ordinance for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                                  SIGNATURES

136. For the purposes of these Articles, a cable or telex or facsimile transmission message purporting to come from a holder of shares or, as the case may be, a Director or alternate Director, or, in the case of a corporation which is a holder of shares or a Director or alternate Director, from a director or the secretary thereof or a duty appointed attorney or duly authorized representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or alternate Director in the terms in which it is received.


Names, Addresses and Descriptions of Subscribers

For and on behalf of
Rivot Limited
BY KWOK ON SANG, Director
9th Floor, Bank of East Asia Building,
10, Des Voeux Road Central,
Hong Kong.

Corporation.

For and on behalf of
Gay Hussar Company Limited
By KWOK ON SANG, Director
9th Floor, Bank of East Asia Building,
10, Des Voeux Road Central,
Hong Kong.

Corporation.

Dated the 6th day of December, 1985

WITNESS to the above signatures:

(SD) JENNIFER CHEUNG
Solicitor,
9/F Bank of East Asia Bldg.,
10, Des Voeux Road Central,
Hong Kong.